Exhibit 10.1

AMENDMENT NO. 2 TO

OFFICE AND WAREHOUSE LEASE AGREEMENT

THIS AMENDMENT NO. 2 is entered into as of July 1, 2012 (the “Amendment”) between Amnet Holdings, LLC (the “Landlord”) and World of Jeans & Tops, dba Tilly’s, (the “Tenant”) to the Office and Warehouse Lease agreement dated as of November 1, 2010, as amended (the “Lease”).

RECITAL

Whereas Landlord and Tenant desire to amend the terms of the Lease to provide Tenant with less square feet in the Building (as defined in the Lease).

AGREEMENT

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge by both the parties, Tenant and Landlord agree to amend the Lease as follows:

1.	Section 1.6 Premises Address is amended by adding the following additional sentence at the end of the paragraph:

Beginning July 1, 2012, Landlord will decrease the amount of warehouse space available in the Premises to approximately 12,470 square feet.

2.	Section 1.9 Minimum Monthly Rental and Minimum Rental Amount is amended by adding the following additional sentence to the end of the paragraph:

Beginning July 1, 2012, Tenant will pay Landlord the Minimum Monthly Rental based on the new square footage amount in Section 1.6.

3.	This Amendment together with the Lease, and amendments thereto, contain all of the agreements and conditions made between the parties and may not be modified orally or in any other manner other than by agreement in writing signed by all parties or their respective successors in interest. This Amendment will be governed by California law.

Remainder of Page Blank – Signatures Follow

IN WITNESS WHEREOF the undersigned have executed this Amendment No. 2 as of the date written above.

Landlord	Tenant

/s/ Hezy Shaked	/s/ Bill Langsdorf
Name: Hezy Shaked	Name: Bill Langsdorf
Title: Manager	Title: Senior Vice President and Chief Financial Officer